Exhibit 3.1

BETA TECHNOLOGIES, INC.

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

BETA Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

A. The Corporation was originally incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) on June 21, 2018.

B. On January 28, 2021, the Corporation duly adopted and approved an Amended and Restated Certificate of Incorporation, and filed the Amended and Restated Certificate of Incorporation with the Secretary of State for the State of Delaware.

C. On March 16, 2021, the Corporation duly adopted and approved a Second Amended and Restated Certificate of Incorporation, and filed the Second Amended and Restated Certificate of Incorporation with the Secretary of State for the State of Delaware.

D. On April 1, 2022, the Corporation duly adopted and approved a Third Amended and Restated Certificate of Incorporation, and filed the Third Amended and Restated Certificate of Incorporation with the Secretary of State for the State of Delaware.

E. On October 23, 2024, the Corporation duly adopted and approved a Fourth Amended and Restated Certificate of Incorporation, and filed the Fourth Amended and Restated Certificate of Incorporation with the Secretary of State for the State of Delaware.

F. On August 11, 2025, the Corporation duly adopted and approved a Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation, and filed the Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation with the Secretary of State for the State of Delaware.

G. This Fifth Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the DGCL.

H. Effective as of September 26, 2025, the filing date of this Fifth Amended and Restated Certificate of Incorporation, the Fourth Amended and Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated in its entirety to read as follows:

ARTICLE I – NAME

The name of the Corporation is BETA Technologies, Inc.

ARTICLE II – ADDRESS

The address of the Corporation’s registered office in the State of Delaware is 800 North State Street, City of Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is United Corporate Services Inc.

ARTICLE III – PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV – AUTHORIZED STOCK;

COMMON STOCK AND SUPER VOTING STOCK

Section 4.1 Classes of Stock. The total number of shares of capital stock that the Corporation shall have authority to issue is 61,067,297, consisting of the following: (a) 37,581,425 shares of Common Stock, par value $0.0001 per share (“Common Stock”); (b) 1,332,277 shares of Super Voting Common Stock, par value $0.0001 per share (“Super Voting Stock”); and (c) 22,153,595 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”). The Common Stock and the Super Voting Stock shall be collectively referred to herein as “Common Equity.”

Section 4.2 Rights of Common Stock and Super Voting Stock. The relative powers, rights, qualifications, limitations and restrictions granted to or imposed on the shares of Common Stock and Super Voting Stock are as follows (subject, in each case, to the rights, qualifications, limitations and restrictions granted to or imposed on the shares of each series of Preferred Stock, as applicable):

(a) Voting Rights.

(i) General Right to Vote Together; Exception. Except as otherwise expressly provided herein or required by applicable law, the holders of Common Stock and Super Voting Stock shall vote together as one class on all matters submitted to a vote of the stockholders.

(ii) Votes Per Share. Except as otherwise expressly provided herein or required by applicable law, on any matter that is submitted to a vote of the stockholders, each holder of Common Stock shall be entitled to one (1) vote for each such share, and each holder of Super Voting Stock shall be entitled to forty (40) votes for each such share.

(b) Identical Rights. Except as otherwise expressly provided herein or required by applicable law, shares of Common Stock and Super Voting Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters, including, without limitation:

(i) Dividends. Whenever a dividend, other than a dividend that constitutes a Share Distribution (as defined below), is paid to the holders of shares of Common Stock or Super Voting Stock then outstanding, the Corporation will also pay to the holders of shares of the other class of Super Voting Stock or Common Stock, respectively, as the case may be, then outstanding an equal dividend per share, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote thereon and by the affirmative vote of the holders of at least a majority of the outstanding shares of Super Voting Stock entitled to vote thereon, each voting separately as a class. Dividends will be payable only as and when declared from time to time by the Board of Directors of the Corporation (the “Board”) (other than Series C-1 Accruing Dividends which will accrue, with respect to each share of Series C-1 Preferred Stock, until the applicable Series C-1 Dividend Termination Date, Series C Accruing Dividends which will accrue, with respect to each share of Series C Preferred Stock, until the applicable Series C Dividend Termination Date and the applicable Series B Accruing Dividends which will accrue, with respect to each share of Series B Preferred Stock, until the Series B Dividend Termination Date, in each case whether or not declared by the Board in accordance with Section 5.2) out of assets of the Corporation legally available therefor, and in compliance with Section 5.2.

(ii) Share Distributions. If at any time a Share Distribution is to be made with respect to shares of Common Stock or Super Voting Stock then outstanding, the Corporation will also pay a Share Distribution to the holders of Super Voting Stock or Common Stock, respectively, as the case may be, then outstanding, and in all events, only as follows (unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote thereon and by the affirmative vote of the holders of at least a majority of the outstanding shares of Super Voting Stock entitled to vote thereon, each voting separately as a class). For purposes of this Section 4.2(b), a “Share Distribution” means a dividend or distribution (including a distribution made in connection with any stock combination, stock split, stock dividend, recapitalization, reorganization or other similar transaction, or dissolution, winding up or full or partial liquidation of the Corporation) payable in shares of any class or series of capital stock or other securities of the Corporation or any other person.

(A)

a Share Distribution may be declared and paid on an equal per share basis among the shares of Common Stock and shares of Super Voting Stock consisting of (1) shares of Common Stock to holders of Common Stock and (2) shares of Super Voting Stock to holders of Super Voting Stock; or

(B)

a Share Distribution consisting of shares of any class or series of securities of the Corporation or any other person, other than shares of Common Stock or Super Voting Stock, may be declared and paid on the basis of a distribution of (1) identical securities, on an equal per share basis, to holders of shares of Common Stock and Super Voting Stock or (2) a separate class or series of securities to the holders of shares of Common Stock and a different class or series of securities to the holders of shares of Super Voting Stock, on an equal per share basis to such holders of the shares of Common Stock and Super Voting Stock; provided, that in connection with a Share Distribution pursuant to clause (2), such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the underlying securities) do not differ in any respect other than their relative voting rights (and any other differences between the Common Stock and Super Voting Stock set forth in this Fifth Amended and Restated Certificate of Incorporation, mutatis mutandis, and any other related differences in designation, conversion and share distribution provisions, as applicable), with holders of shares of Super Voting Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of Common Stock receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, provided, that the highest relative voting rights are no more than twenty times greater than the lesser relative voting rights.

(iii) Subdivision or Combination. If the Corporation in any manner subdivides or combines the outstanding shares of Common Stock or Super Voting Stock, the outstanding shares of the other such class will be subdivided or combined in the same proportion and manner, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock and by the affirmative vote of the holders of at least a majority of the outstanding shares of Super Voting Stock, each voting separately as a class.

(iv) Liquidation or Dissolution. Subject to Section 5.3(a), Section 5.3(b), and Section 5.3(c) in the event of the voluntary or involuntary liquidation, dissolution, winding up of the Corporation, or Deemed Liquidation Event (as defined below), holders of shares of Common Stock and Super Voting Stock shall be treated equally, identically and ratably, on a per share basis, and be entitled to receive an equal amount per share of all the assets of the Corporation of whatever kind available for distribution to holders of shares of Common Stock, after payment or provision for payment of the debts and liabilities of the Corporation and after payment in full of all Series C-1 Liquidation Amounts, all Series C Liquidation Amounts, all Series B Liquidation Amounts and all Series A and Series A Sister Stock Liquidation Amounts required to be paid to the holders of shares of Preferred Stock pursuant to Section 5.3(a), Section 5.3(b) and Section 5.3(c), unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote thereon and by the affirmative vote of the holders of at least a majority of the outstanding shares of Super Voting Stock entitled to vote thereon, each voting separately as a class.

(v) Equal Treatment in a Change of Control or any Merger Transaction. In connection with any Change of Control Transaction, including, for the avoidance of doubt, any Deemed Liquidation Event (as defined below), shares of Common Stock and Super Voting Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to holders of shares of Common Stock, after payment or provision for payment of the debts and liabilities of the Corporation and after payment in full of all Series C-1 Liquidation Amounts, all Series C Liquidation Amounts, all Series B Liquidation Amounts and all Series A and Series A Sister Stock Liquidation Amounts required to be paid to the holders of shares of Preferred Stock pursuant to Section 5.3(a), Section 5.3(b) and Section 5.3(c), unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a at least majority of the outstanding shares of Common Stock and by the affirmative vote of the holders of at least a majority of the outstanding shares of Super Voting Stock, each voting separately as a class. For purposes of this Section 4.2, a “Change of Control Transaction” means (i) the sale, lease, exclusive license, exchange, or other disposition (other than liens and encumbrances created in the ordinary course of business, including liens or encumbrances to secure indebtedness for borrowed money that are approved by the Board, so long as no foreclosure occurs in respect of any such lien or encumbrance) of all or substantially all of the Corporation’s property and assets (which shall for such purpose include the property and assets of any direct or indirect subsidiary of the Corporation), provided, that any sale, lease, exclusive license, exchange or other disposition of property or assets exclusively between or among the Corporation and any direct or indirect subsidiary or subsidiaries of the Corporation shall not be deemed a Change of Control Transaction; (ii) the merger, consolidation, business combination, or other similar transaction of the Corporation with any other entity, other than a merger, consolidation, business combination, or other similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation and more than fifty percent (50%) of the total number of outstanding shares of the Corporation’s capital stock, in each case as outstanding immediately after such merger, consolidation, business combination, or other similar transaction, and the stockholders of the Corporation immediately prior to the merger, consolidation, business combination, or other similar transaction own voting securities of the Corporation, the surviving entity or its parent immediately following the merger, consolidation, business combination, or other similar transaction in substantially the same proportions (vis-à -vis each other) as such stockholders owned the voting securities of the Corporation immediately prior to the transaction; or (iii) a recapitalization, liquidation, dissolution, or other similar transaction involving the Corporation, other than a recapitalization, liquidation, dissolution, or other similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation and more than fifty percent (50%) of the total number of outstanding shares of the Corporation’s capital stock, in each case as outstanding immediately after such recapitalization, liquidation, dissolution or other similar transaction, and the stockholders of the Corporation immediately prior to the recapitalization, liquidation, dissolution or other similar transaction own voting securities of the Corporation, the surviving entity or its parent immediately following the recapitalization, liquidation, dissolution or other similar transaction in substantially the same proportions (vis-à-vis each other) as such stockholders owned the voting securities of the Corporation immediately prior to the transaction. For the avoidance of doubt, any conversion of the Super Voting Stock shall not be considered a “Change of Control” or be taken into account in any determination of whether a “Change of Control” has occurred.

(c) Conversion of Super Voting Stock.

(i) Voluntary Conversion. Each one (1) share of Super Voting Stock shall be convertible into one (1) share of Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of the Corporation.

(ii) Automatic Conversion. Shares of Super Voting Stock shall automatically, without any further action, convert into an equal number of shares of Common Stock upon (i) the death or Disability of the holder thereof or (ii) the holder thereof ceasing to provide services to the Corporation as an officer, employee or director. For purposes of this Section 4.2(c), “Disability” shall mean the inability of a holder of the Super Voting Stock to perform his or her duties to the Corporation as the result of his incapacity due to physical or mental illness, and such inability, continuing at least twenty-six (26) weeks or one hundred eighty (180) days in any consecutive twelve (12) month period, is determined to be total and permanent by a physician selected by the Corporation or its insurers and acceptable to such holder of the Super Voting Stock or his or her legal representative (such agreement as to acceptability not to be unreasonably withheld).

(iii) Final Conversion of Super Voting Stock. On the date of conversion of any share of Super Voting Stock pursuant to Section 4.2(c)(i) or Section 4.2(c)(ii) each one (1) outstanding share of Super Voting Stock shall automatically, without any further action, convert into one (1) share of Common Stock. Following such conversion, the reissuance of all shares of Super Voting Stock shall be prohibited, and such shares shall be retired and cancelled in accordance with Section 243 of the DGCL and the filing with the Secretary of State of the State of Delaware of a certificate amending this Fifth Amended and Restated Certificate of Incorporation required thereby, and upon such retirement and cancellation, all references to Super Voting Stock in this Fifth Amended and Restated Certificate of Incorporation shall be eliminated.

(iv) Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Super Voting Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Super Voting Stock into shares of Common Stock.

(d) Non-Transferability. The initial holder of the Super Voting Stock may not Transfer such Super Voting Stock to any other holder. For purposes of this Section 4.2(d), a “Transfer” shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A Transfer shall also include, without limitation, (i) a transfer of a share of Super Voting Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership) or (ii) the transfer of, or entering into a binding agreement with respect to, voting control over a share of Super Voting Stock by proxy or otherwise, other than any voting agreement with respect to a director appointed pursuant to a designation right set forth in this Fifth Amended and Restated

Certificate of Incorporation; provided, however, that the following shall not be considered a Transfer: (a) the grant of a proxy to officers or directors of the Corporation at the request of the Board in connection with actions to be taken at an annual or special meeting of stockholders; (b) entering into a voting agreement that provides for the grant of a voting proxy to the Chief Executive Officer of the Corporation; (c) the pledge of shares of Super Voting Stock by the initial holder thereof that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the initial holder thereof continues to exercise voting control over such pledged shares; provided, however, that a foreclosure on such shares of Super Voting Stock or other similar action by the pledge shall constitute a Transfer; (d) the fact that the spouse of the initial holder of the Super Voting Stock possesses or obtains an interest in such holder’s shares of Super Voting Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a Transfer of such shares of Super Voting Stock; (e) a transfer of Super Voting Stock by the initial holder thereof made for bona fide estate planning purposes, either during his lifetime or on death by will or intestacy to his spouse, child (natural or adopted), or any other direct lineal descendant of the initial holder thereof (or his spouse) (all of the foregoing collectively referred to as “family members”), or any other relative or person approved by the Board, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by such initial holder or any such family members; or (f) entering into a support, voting, tender or similar agreement, arrangement or understanding (with or without granting a proxy) in connection with a Change of Control Transaction; provided, however, that such Change of Control Transaction was approved by at least a majority of the Board then in office.

(e) Amendments and Changes. As long as any shares of Super Voting Stock remain issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least a majority of the Super Voting Stock:

(i) amend, alter or repeal any provision of this Fifth Amended and Restated Certificate of Incorporation or Bylaws of the Corporation (including pursuant to a merger);

(ii) increase or decrease (other than a decrease resulting from conversion of shares of the Super Voting Stock) the authorized number of shares of Super Voting Stock;

(iii) authorize or create (by reclassification, merger, or otherwise), or issue or obligate itself to issue any new class or series of equity security (including any security convertible into or exercisable for any equity security) having rights, preferences, or privileges other than those granted to the Common Stock;

(iv) enter into any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Corporation, or otherwise voluntarily liquidate or dissolve the Corporation;

(v) increase or decrease the size of the Board; or

(vi) acquire a material amount of assets through a merger or purchase of all or substantially all of the assets or capital stock of another entity.

ARTICLE V – PREFERRED STOCK

Section 5.1 Designations of Preferred Stock. 5,020,952 shares of the Preferred Stock are hereby designated Series A Preferred Stock, 480,307 shares of the Preferred Stock are hereby designated Series A-1 Preferred Stock, 1,584,493 shares of the Preferred Stock are hereby designated Series A-2 Preferred Stock, 1,703,958 shares of the Preferred Stock are hereby designated Series A-3 Preferred Stock (the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, and the Series A-3 Preferred Stock are collectively referred to herein as “Series A Sister Stock”), 4,846,370 shares of the Preferred Stock are hereby designated Series B Preferred Stock, 4,149,559 shares of the Preferred Stock are hereby designated Series C Preferred Stock, and 4,367,956 shares of the Preferred Stock are hereby designated Series C-1 Preferred Stock in each case, with the following rights, qualifications, limitations and restrictions as set forth in this Article V.

Section 5.2 Dividends.

(a) From and after the date of the issuance of each share of Series C-1 Preferred Stock until the second anniversary of the date of such issuance (for each share of Series C-1 Preferred Stock, its “Series C-1 Dividend Termination Date”), dividends shall accrue on each such share of Series C-1 Preferred Stock at a rate of six percent (6%) per annum on the Series C-1 Stated Value (as defined below) of such share of Series C-1 Preferred Stock (the “Series C-1 Accruing Dividends”). The Series C-1 Accruing Dividends shall be cumulative and accrue, whether or not declared, in arrears on a quarterly basis as of the last day of each calendar quarter (each, an “Accrual Date”), commencing on the last day of the calendar quarter in which such share of Series C-1 Preferred Stock was originally issued and ending on its Series C-1 Dividend Termination Date (it being understood that the Series C-1 Accruing Dividends that are accrued on each share of Series C-1 Preferred Stock during the calendar quarter in which the Series C-1 Dividend Termination Date occurs shall be added to the Series C-1 Stated Value of such share of Series C-1 Preferred Stock on the Accrual Date that is the last day of such calendar quarter). On each Accrual Date, the Series C-1 Accruing Dividends on a share of Series C-1 Preferred Stock shall be added to the Series C-1 Stated Value of such share of Series C-1 Preferred Stock. The Series C-1 Accruing Dividends shall not be paid in cash except as part of the Series C-1 Stated Value of each share of Series C-1 Preferred Stock in connection with a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event pursuant to Section 5.3. In the event that a liquidation, dissolution or winding up of the Corporation, a Deemed Liquidation Event pursuant to Section 5.3, or the Series C-1 Mandatory Conversion Time occurs prior to the applicable Series C-1 Dividend Termination Date for any share of Series C-1 Preferred Stock, the Series C-1 Accruing Dividends that would have accrued with respect to such share of Series C-1 Preferred Stock through its Series C-1 Dividend Termination Date on the applicable Accrual Date but have not yet accrued shall be accelerated and added to the Series C-1 Stated Value of such share of Series C-1 Preferred Stock, such that the Series C-1 Stated Value of such share of Series C-1 Preferred Stock as of such liquidation, dissolution or winding up of the Corporation, such Deemed Liquidation Event, or the Series C-1 Mandatory Conversion Time, as applicable, includes all Series C-1 Accruing Dividends that would have accrued with respect to such share of Series C-1 Preferred Stock through its Series C-1 Dividend Termination Date.

(b) From and after the date of the issuance of each share of Series C Preferred Stock until the second anniversary of the date of such issuance (for each share of Series C Preferred Stock, its “Series C Dividend Termination Date”), dividends shall accrue on each such share of Series C Preferred Stock at a rate of six percent (6%) per annum on the Series C Stated Value (as defined below) of such share of Series C Preferred Stock (the “Series C Accruing Dividends”). The Series C Accruing Dividends shall be cumulative and accrue, whether or not declared, in arrears on a quarterly basis as of the Accrual Date, commencing on the last day of the calendar quarter in which such share of Series C Preferred Stock was originally issued and ending on its Series C Dividend Termination Date (it being understood that the Series C Accruing Dividends that are accrued on each share of Series C Preferred Stock during the calendar quarter in which the Series C Dividend Termination Date occurs shall be added to the Series C Stated Value of such share of Series C Preferred Stock on the Accrual Date that is the last day of such calendar quarter). On each Accrual Date, the Series C Accruing Dividends on a share of Series C Preferred Stock shall be added to the Series C Stated Value of such share of Series C Preferred Stock. The Series C Accruing Dividends shall not be paid in cash except as part of the Series C Stated Value of each share of Series C Preferred Stock in connection with a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event pursuant to Section 5.3. In the event that a liquidation, dissolution or winding up of the Corporation, a Deemed Liquidation Event pursuant to Section 5.3, or the Series C Mandatory Conversion Time occurs prior to the applicable Series C Dividend Termination Date for any share of Series C Preferred Stock, the Series C Accruing Dividends that would have accrued with respect to such share of Series C Preferred Stock through its Series C Dividend Termination Date on the applicable Accrual Date but have not yet accrued shall be accelerated and added to the Series C Stated Value of such share of Series C Preferred Stock, such that the Series C Stated Value of such share of Series C Preferred Stock as of such liquidation, dissolution or winding up of the Corporation, such Deemed Liquidation Event, or the Series C Mandatory Conversion Time, as applicable, includes all Series C Accruing Dividends that would have accrued with respect to such share of Series C Preferred Stock through its Series C Dividend Termination Date.

(c) From and after the date of the issuance of any shares of Series B Preferred Stock until October 24, 2026 (the “Series B Dividend Termination Date”), dividends shall accrue on each such share of Series B Preferred Stock at a rate of six percent (6%) per annum on the Series B Stated Value (as defined below) of such share of Series B Preferred Stock (the “Series B Accruing Dividends”). The Series B Accruing Dividends shall be cumulative and accrue, whether or not declared, in arrears on a quarterly basis as of the Accrual Date, commencing on the last day of the calendar quarter in which such share of Series B Preferred Stock was originally issued and ending on the Series B Dividend Termination Date (it being understood that the Series B Accruing Dividends that are accrued on each share of Series B Preferred Stock during the calendar quarter in which the Series B Dividend Termination Date occurs shall be added to the Series B Stated Value of such share of Series B Preferred Stock on the Accrual Date that is the last day of such calendar quarter). On each Accrual Date, the Series B Accruing Dividends on a share of Series B Preferred Stock shall be added to the Series B Stated Value of such share of Series B Preferred Stock. The Series B Accruing Dividends shall not be paid in cash except as part of the Series B Stated Value of each share of Series B Preferred Stock in connection with a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event pursuant to Section 5.3. In the event that a liquidation, dissolution or winding up of the Corporation, a Deemed Liquidation Event pursuant to Section 5.3, or the Series B Mandatory Conversion Time occurs prior to the Series B Dividend Termination Date, the Series B Accruing Dividends that would have accrued with respect to such share of Series B Preferred Stock through the Series B Dividend Termination Date on the applicable Accrual Date but have not yet accrued shall be accelerated and added to the Series B Stated Value of the Series B Preferred Stock, such that the Series B Stated Value of the Series B Preferred Stock as of such liquidation, dissolution or winding up of the Corporation, such Deemed Liquidation Event, or the Series B Mandatory Conversion Time, as applicable, includes all Series B Accruing Dividends that would have accrued through the Series B Dividend Termination Date.

(d) Following the payment in full of Series C-1 Accruing Dividends, Series C Accruing Dividends and Series B Accruing Dividends to the holders of the Series C-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock as set forth in Section 5.2(a), Section 5.2(b), and Section 5.2(c), the holders of then outstanding shares of Series A Preferred Stock and Series A Sister Stock shall be entitled to receive, only when, as and if declared by the Board, out of any funds and assets legally available therefor, dividends at the rate of 8% of the applicable Original Issue Price (as defined below) for each share of Series A Preferred Stock and Series A Sister Stock, in each case, pari passu with each other and prior and in preference to any declaration or payment of any other dividend (other than the Series C-1 Accruing Dividends, Series C Accruing Dividends or Series B Accruing Dividends) (the “Series A Dividend”). For the avoidance of doubt, if the Board does not declare any dividend on any class of capital stock in any given year, the Board shall not be obligated to declare or pay any dividend pursuant to this Section 5.2(d). The right to receive dividends on shares of Series A Preferred Stock and Series A Sister Stock pursuant to the preceding sentence of this Section 5.2(d) shall not be cumulative, and no right to dividends shall accrue to holders of Series A Preferred Stock or Series A Sister Stock by reason of the fact that dividends on said shares are not declared.

(e) The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than the Series C-1 Accruing Dividends paid solely on the Series C-1 Preferred Stock, the Series C Accruing Dividends paid solely on the Series C Preferred Stock, the Series B Accruing Dividends paid solely on the Series B Preferred Stock or the Series A Dividend paid solely on the Series A Preferred Stock, as applicable) except in connection with a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, in which case the Available Proceeds (as defined below) shall be paid to the holders of capital stock of the Corporation in accordance with Section 5.3(a), Section 5.3(b), Section 5.3(c) and Section 5.3(d).

(f) The “Original Issue Price” shall mean $73.27 per share with respect to the Series A Preferred Stock, $11.69 per share with respect to the Series A-1 Preferred Stock, $14.03 per share with respect to the Series A-2 Preferred Stock, $17.54 per share with respect to the Series A-3 Preferred Stock, $103.17 per share with respect to the Series B Preferred Stock, $114.47 per share with respect to the Series C Preferred Stock, and $114.47 per share with respect to the Series C-1 Preferred Stock, in each case, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the applicable Preferred Stock. With respect to a share of Series C-1 Preferred Stock, the “Series C-1 Stated

Value” shall mean, the Original Issue Price of such share of Series C-1 Preferred Stock plus the amount of all Series C-1 Accruing Dividends added to the Series C-1 Stated Value pursuant to Section 5.2(a), subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C-1 Preferred Stock. With respect to a share of Series C Preferred Stock, the “Series C Stated Value” shall mean, the Original Issue Price of such share of Series C Preferred Stock plus the amount of all Series C Accruing Dividends added to the Series C Stated Value pursuant to Section 5.2(b), subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock. With respect to a share of Series B Preferred Stock, the “Series B Stated Value” shall mean, the Original Issue Price of such share of Series B Preferred Stock plus the amount of all Series B Accruing Dividends added to the Series B Stated Value pursuant to Section 5.2(c), subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. The “Adjusted Series C-1 Issue Price” shall mean $101.62 per share with respect to the Series C-1 Preferred Stock (subject to appropriate adjustment in the event of any stock combination, stock split, stock dividend, recapitalization, reorganization or other similar transaction with respect to the Series C-1 Preferred Stock). The “Adjusted Series C Issue Price” shall mean $101.62 per share with respect to the Series C Preferred Stock (subject to appropriate adjustment in the event of any stock combination, stock split, stock dividend, recapitalization, reorganization or other similar transaction with respect to the Series C Preferred Stock).

Section 5.3 Liquidation, Dissolution or Winding Up.

(a) Preferential Payments to Holders of Series C-1 Preferred Stock and Series C Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C-1 Preferred Stock and Series C Preferred Stock then outstanding shall be entitled to be paid, on a pari passu basis, out of the assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event, the holders of shares of Series C-1 Preferred Stock and Series C Preferred Stock then outstanding shall be entitled to be paid, on a pari passu basis, out of the consideration payable to stockholders in such Deemed Liquidation Event (together with any other assets of the Corporation available for distribution to its stockholders, the “Available Proceeds”), in either case before any payment shall be made to the holders of Series B Preferred Stock, Series A Preferred Stock, Series A Sister Stock, Common Stock or Super Voting Stock by reason of their ownership thereof, an amount per share equal to (A) for the holders of Series C-1 Preferred Stock, the greater of (i) the Series C-1 Stated Value of such share plus any Series C-1 Accruing Dividends accrued but unpaid thereon since the most recent Accrual Date and (ii) such amount per share as would have been payable had all shares of Series C-1 Preferred Stock (and all shares of all other series of Preferred Stock that would receive a larger distribution per share if such series of Preferred Stock were converted into Common Stock) been converted into Common Stock pursuant to Section 5.5 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series C-1 Liquidation Amount”), and (B) for the holders of Series C Preferred Stock, the greater of (i) the Series C Stated Value of such share plus any Series C Accruing Dividends accrued but unpaid thereon since the most recent Accrual Date and (ii) such amount per share as would have been payable had all shares of Series C Preferred Stock (and all shares of all other series of Preferred Stock that would receive a larger distribution per share if such series of Preferred Stock were converted into Common Stock)

been converted into Common Stock pursuant to Section 5.5 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series C Liquidation Amount”). If, upon any such liquidation, dissolution or winding up of the Corporation, or Deemed Liquidation Event, the Available Proceeds shall be insufficient to pay the holders of shares of Series C-1 Preferred Stock and Series C Preferred Stock the full amount to which they shall be entitled under this Section 5.3(a), then the holders of shares of Series C-1 Preferred Stock and Series C Preferred Stock shall share ratably in any Available Proceeds in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon the occurrence thereof if all amounts payable on or with respect to such shares were paid in full.

(b) Preferential Payments to Holders of Series B Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or Deemed Liquidation Event, after the payment in full to the holders of shares of Series C-1 Preferred Stock and Series C Preferred Stock of all Series C-1 Liquidation Amounts and Series C Liquidation Amounts pursuant to Section 5.3(a), the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the remaining Available Proceeds, before any payment shall be made to the holders of Series A Preferred Stock, Series A Sister Stock, Common Stock or Super Voting Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series B Stated Value of such share plus any Series B Accruing Dividends accrued but unpaid thereon since the most recent Accrual Date and (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock (and all shares of all other series of Preferred Stock that would receive a larger distribution per share if such series of Preferred Stock were converted into Common Stock) been converted into Common Stock pursuant to Section 5.5 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series B Liquidation Amount”). If, upon any such liquidation, dissolution or winding up of the Corporation, or Deemed Liquidation Event, and after the payment of all Series C-1 Liquidation Amounts and Series C Liquidation Amounts, the remaining Available Proceeds shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled under this Section 5.3(b), then the holders of shares of Series B Preferred Stock shall share ratably in any Available Proceeds in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon the occurrence thereof if all amounts payable on or with respect to such shares were paid in full.

(c) Preferential Payments to Holders of Series A Preferred Stock and Series A Sister Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or Deemed Liquidation Event, after the payment in full to the holders of shares Series C-1 Preferred Stock and Series C Preferred Stock of all Series C-1 Liquidation Amounts and Series C Liquidation Amounts and to the holders of shares of Series B Preferred Stock of all Series B Liquidation Amounts pursuant to Section 5.3(a) and Section 5.3(b), respectively, the holders of shares of Series A Preferred Stock and Series A Sister Stock then outstanding shall be entitled to be paid out of the remaining Available Proceeds, before any payment shall be made to the holders of Common Stock or Super Voting Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Original Issue Price of the Series A Preferred Stock or the Series A Sister Stock plus any dividends declared but unpaid thereon (if any) and (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock and Series A

Sister Stock been converted into Common Stock pursuant to Section 5.5 immediately prior to such liquidation, dissolution or winding up of the Corporation, or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A and Series A Sister Stock Liquidation Amount”). The Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock shall rank pari passu with respect to the distribution of the Series A and Series A Sister Stock Liquidation Amounts. If, upon any such liquidation, dissolution or winding up of the Corporation, or Deemed Liquidation Event, and after the payment of all Series C-1 Liquidation Amounts, all Series C Liquidation Amounts and all Series B Liquidation Amounts, the remaining Available Proceeds shall be insufficient to pay the holders of shares of Series A Preferred Stock and Series A Sister Stock the full amount to which they shall be entitled under this Section 5.3(c), then the holders of shares of Series A Preferred Stock and Series A Sister Stock shall share ratably in any distribution of the remaining Available Proceeds in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such the occurrence thereof if all amounts payable on or with respect to such shares were paid in full.

(d) Payments to Holders of Common Stock and Super Voting Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or Deemed Liquidation Event, after the payment in full of all Series C-1 Liquidation Amounts, all Series C Liquidation Amounts, all Series B Liquidation Amounts, and all Series A and Series A Sister Stock Liquidation Amounts required to be paid to the holders of shares of Preferred Stock pursuant to Sections 5.3(a), 5.3(b), and 5.3(c), the remaining Available Proceeds shall be distributed among the holders of shares of Common Stock and Super Voting Stock, pro rata based on the number of shares held by each such holder in accordance with Section 4.2(b)(iv).

(e) Deemed Liquidation Events.

(i) Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless (i) the holders of at least a majority of the issued and outstanding shares of Series C-1 Preferred Stock (the “Series C-1 Requisite Holders”), (ii) the holders of at least seventy-nine percent (79%) of the issued and outstanding shares of Series C Preferred Stock (the “Series C Requisite Holders”), (iii) the holders of at least seventy-five percent (75%) of the issued and outstanding shares of Series B Preferred Stock (the “Series B Requisite Holders”), and (iv) the holders of at least a majority of the issued and outstanding shares of Series A Preferred Stock and Series A Sister Stock, voting together as a single class on an as-converted basis, which majority must include the holders of at least a majority of the issued and outstanding Series A Preferred Stock (collectively, the “Series A Requisite Holders”) elect otherwise by written notice sent to the Corporation prior to the effective date of any such event:

(A) a merger or consolidation in which

i.	the Corporation is a constituent party; or

ii.	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(B) (1) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole or (2) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned or majority owned subsidiary of the Corporation. For the avoidance of doubt, a Deemed Liquidation Event will not be deemed to occur upon or in connection with any of the events set forth in Section 5.6(a) (Mandatory Conversion).

(ii) The Corporation shall not have the power to effect a Deemed Liquidation Event unless the applicable definitive documentation with respect to such Deemed Liquidation Event provides for the payment to the stockholders of the Corporation, whether directly or through a subsequent distribution by the Corporation, which payment shall be allocated to such stockholders in accordance with Section 5.3(a), Section 5.3(b), Section 5.3(c) and Section 5.3(d).

(iii) Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities to be paid or distributed to such holders pursuant to such Deemed Liquidation Event. The value of such property or rights shall be the fair market value thereof as determined in good faith by the Board. Any securities shall be valued as follows; provided, that the following methods of valuing such securities shall, with the appropriate approval of the definitive documents governing such Deemed Liquidation Event, be superseded by the determination of such value set forth in such definitive documents:

(A)

If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the twenty (20) trading-day period ending three (3) trading days prior to the consummation of the Deemed Liquidation Event;

(B)

If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading-day period ending three (3) trading days prior to the consummation of the Deemed Liquidation Event; and

(C)	If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.

(iv) Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the applicable definitive documentation with respect to such Deemed Liquidation Event shall provide that (x) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Section 5.3(a), Section 5.3(b), Section 5.3(c) and Section 5.3(d) as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (y) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Section 5.3(a), Section 5.3(b), Section 5.3(c) and Section 5.3(d) after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 5.3(e)(iv), consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

Section 5.4 Voting.

(a) General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of this Fifth Amended and Restated Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock and Super Voting Stock as a single class and, with respect to the Preferred Stock, on an as-converted basis.

(b) Election of Directors. The holders of record of the shares of Preferred Stock shall be entitled to vote in any election of directors together with the holders of Common Stock and Super Voting Stock as a single class and, with respect to the Preferred Stock, on an as-converted basis in accordance with Section 7.1.

(c) Series C-1 Preferred Protective Provisions. At any time when shares of Series C-1 Preferred Stock representing at least twenty-five percent (25%) of the voting power represented by the shares of Series C-1 Preferred Stock purchased pursuant to that certain Series C-1 Preferred Stock Purchase Agreement entered into by the Corporation and certain purchasers of Series C-1 Preferred Stock on or about the date of this Fifth Amended and Restated Certificate of Incorporation (the “Original Issue Date”) (as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Series C-1 Stock Purchase Agreement”) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, domestication, transfer, continuance, statutory conversion or otherwise, do any of the following without (in addition to any other vote required by law or this Fifth Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of the Series C-1 Requisite Holders, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) amend, alter, waive or repeal any provision of this Fifth Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation in a manner that either (x) adversely affects the rights, preferences or privileges, or the duties, liabilities, or obligations of the Series C-1 Preferred Stock, it being understood that the creation, authorization or issuance of a new series of Preferred Stock in connection with future equity financings that are otherwise permitted by this Fifth Amended and Restated Certificate of Incorporation will not be deemed to adversely affect the rights, preferences or privileges, or the duties, liabilities, or obligations of the Series C-1 Preferred Stock, (y) increases the number of authorized shares of Super Voting Stock or (z) materially changes the terms of the Super Voting Stock;

(ii) purchase or redeem (or permit any subsidiary to purchase or redeem) any shares of capital stock of the Corporation other than:

(A)

redemptions or repurchase of capital stock in connection with an offer made by the Corporation to stockholders of the Corporation on a pro rata basis in proportion to such stockholders’ ownership interest in the Corporation, in which the holders of the then issued and outstanding Series C-1 Preferred Stock are paid in such redemption or repurchase at least the Series C-1 Liquidation Amounts for each share of Series C-1 Preferred Stock;

(B)	redemptions of the Preferred Stock as expressly authorized herein;

(C)

redemptions or repurchases of capital stock from current or former employees, officers, directors or consultants of, or other persons who performed services for, the Corporation or any subsidiary thereof (each, a “Service Provider”) (and with respect to such Service Providers, only in connection with the cessation of such employment or engagement): (1) at no more than the lower of (x) then current fair market value or (y) the original purchase price for any such shares of capital stock held by such Service Providers, (2) pursuant to the terms of any agreement with such Service Providers binding upon the Corporation prior to the Original Issue Date (including, but not limited to that certain Second Amended and Restated Stockholders’ Agreement of the Corporation, as the same may be amended from time to time (the “Stockholders’ Agreement”)), or (3) as otherwise approved in writing by the Board;

(D)	repurchases of capital stock from current or former Service Providers pursuant to a repurchase plan approved by the Board; or

(E)

repurchases of capital stock pursuant to that certain Amended and Restated Right of First Refusal and Co-Sale Agreement entered into by the Corporation and certain holders of capital stock of the Corporation on or about the Original Issue Date, as the same may be amended, supplemented, or otherwise modified in accordance with its terms (the “ROFR Agreement”);

provided, however, that in no event shall the redemptions or repurchases under clauses (D) and (E) above, individually or in the aggregate, exceed $10,000,000 in any single calendar year or $20,000,000 in any three calendar year period;

(iii) increase or decrease the number of authorized shares of Series C-1 Preferred Stock, or issue any shares of Series C-1 Preferred Stock after the final Closing (as defined in the Series C-1 Stock Purchase Agreement);

(iv) enter into or amend any transaction with any officer or director of the Corporation or any subsidiary thereof or any holder of more than 10% of the capital stock of the Corporation (calculated on a fully diluted basis), in each case outside the ordinary course of business and consistent with past practice, with a value in excess of $500,000 in any calendar year; other than:

(A)	customary compensation arrangements with any officer or director that are approved by the Board or any compensation committee of the Board;

(B)	expense reimbursements or indemnification payments pursuant to policies or agreements in effect as of the Initial Closing (as defined in the Series C-1 Stock Purchase Agreement); and

(C)	dividends, distributions and repurchases otherwise permitted hereunder;

(v) authorize, grant or issue any new class or series of capital stock or any warrant, option, or other security or right convertible into or exercisable or exchangeable for capital stock of the Corporation, in each case, ranking senior to shares of the Series C-1 Preferred Stock in terms of liquidation preference, or dividends, provided, however, that the Corporation shall be entitled to authorize, grant and issue such securities without the written consent or affirmative vote of the Series C-1 Requisite Holders if such securities (x) are issued at a price per share equal to or greater than 1.5x the Adjusted Series C-1 Issue Price (subject to appropriate adjustment in the event of any stock combination, stock split, stock dividend, recapitalization, reorganization or other similar transaction with respect to the Series C-1 Preferred Stock), (y) have a per share liquidation preference amount of not greater than one (1) times the applicable original issue price of such securities, and (z) have rights to receive dividends or distributions, if any, that apply pro rata to the Series C-1 Preferred Stock;

(vi) prior to October 24, 2027, authorize, grant or issue any new class or series of capital stock or any warrant, option, or other security or right convertible into or exercisable or exchangeable for capital stock of the Corporation, in each case, ranking pari passu to shares of the Series C-1 Preferred Stock in terms of liquidation preference, or dividends, at a price per share less than the Adjusted Series C-1 Issue Price (subject to appropriate adjustment in the event of any stock combination, stock split, stock dividend, recapitalization, reorganization or other similar transaction with respect to the Series C-1 Preferred Stock);

(vii) liquidate, dissolve or wind-up the business and affairs of the Corporation or effect any Deemed Liquidation Event or any other Change of Control Transaction, in each case (x) on or prior to October 24, 2027 in which holders of the Series C-1 Preferred Stock receive proceeds less than 1.5x the Adjusted Series C-1 Issue Price per share of Series C-1 Preferred Stock, (y) after October 24, 2027 and on or prior to October 24, 2028 in which holders of the Series C-1 Preferred Stock receive consideration less than 1.3x the Adjusted Series C-1 Issue Price per share of Series C-1 Preferred Stock, and (z) after the October 24, 2028 and on or prior to October 24, 2029 in which holders of the Series C-1 Preferred Stock receive consideration less than 1.2x the Adjusted Series C-1 Issue Price per share of Series C-1 Preferred Stock (in each case, subject to appropriate adjustment in the event of any stock combination, stock split, stock dividend, recapitalization, reorganization or other similar transaction with respect to the Series C-1 Preferred Stock); or

(viii) consummate an initial public offering that is not a Qualified C-1 IPO.

If at any time shares of Series C-1 Preferred Stock representing at least twenty-five percent (25%) of the voting power represented by the shares of Series C-1 Preferred Stock purchased pursuant to the Series C-1 Stock Purchase Agreement are no longer outstanding, then this Section 5.4(c) shall immediately terminate and be of no further force or effect.

(d) Series C Preferred Protective Provisions. At any time when at least 1,035,902 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, domestication, transfer, continuance, statutory conversion or otherwise, do any of the following without (in addition to any other vote required by law or this Fifth Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of the Series C Requisite Holders, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) amend, alter, waive or repeal any provision of this Fifth Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation in a manner that either (x) adversely affects the rights, preferences or privileges, or the duties, liabilities, or obligations of the Series C Preferred Stock, it being understood that the creation, authorization or issuance of a new series of Preferred Stock in connection with future equity financings that are otherwise permitted by this Fifth Amended and Restated Certificate of Incorporation will not be deemed to adversely affect the rights, preferences or privileges, or the duties, liabilities, or obligations of the Series C Preferred Stock, (y) increases the number of authorized shares of Super Voting Stock or (z) materially changes the terms of the Super Voting Stock;

(ii) purchase or redeem (or permit any subsidiary to purchase or redeem) any shares of capital stock of the Corporation other than:

(A)

redemptions or repurchase of capital stock in connection with an offer made by the Corporation to stockholders of the Corporation on a pro rata basis in proportion to such stockholders’ ownership interest in the Corporation, in which the holders of the then issued and outstanding Series C Preferred Stock are paid in such redemption or repurchase at least the Series C Liquidation Amounts for each share of Series C Preferred Stock;

(B)	redemptions of the Preferred Stock as expressly authorized herein;

(C)

redemptions or repurchases of capital stock from a Service Provider (and with respect to such Service Providers, only in connection with the cessation of such employment or engagement): (1) at no more than the lower of (x) then current fair market value or (y) the original purchase price for any such shares of capital stock held by such Service Providers, (2) pursuant to the terms of any agreement with such Service Providers binding upon the Corporation prior to the Original Issue Date (including, but not limited to the Stockholders’ Agreement) or (3) as otherwise approved in writing by the Board;

(D)	repurchases of capital stock from current or former Service Providers pursuant to a repurchase plan approved by the Board; or

(E)	repurchases of capital stock pursuant to the ROFR Agreement;

provided, however, that in no event shall the redemptions or repurchases under clauses (D) and (E) above, individually or in the aggregate, exceed $10,000,000 in any single calendar year or $20,000,000 in any three calendar year period;

(iii) increase or decrease the number of authorized shares of Series C Preferred Stock;

(iv) enter into or amend any transaction with any officer or director of the Corporation or any subsidiary thereof or any holder of more than 10% of the capital stock of the Corporation (calculated on a fully diluted basis), in each case outside the ordinary course of business and consistent with past practice, with a value in excess of $500,000 in any calendar year; other than:

(A)	customary compensation arrangements with any officer or director that are approved by the Board or any compensation committee of the Board;

(B)	expense reimbursements or indemnification payments pursuant to policies or agreements in effect as of October 24, 2024; and

(C)	dividends, distributions and repurchases otherwise permitted hereunder;

(v) authorize, grant or issue any new class or series of capital stock or any warrant, option, or other security or right convertible into or exercisable or exchangeable for capital stock of the Corporation, in each case, ranking senior to shares of the Series C Preferred Stock in terms of liquidation preference, or dividends, provided, however, that the Corporation shall be entitled to authorize, grant and issue such securities without the written consent or affirmative vote of the Series C Requisite Holders if such securities (x) are issued at a price per share equal to or greater than 1.5x the Adjusted Series C Issue Price (subject to appropriate adjustment in the event of any stock combination, stock split, stock dividend, recapitalization, reorganization or other similar transaction with respect to the Series C Preferred Stock), (y) have a per share liquidation preference amount of not greater than one (1) times the applicable original issue price of such securities, and (z) have rights to receive dividends or distributions, if any, that apply pro rata to the Series C Preferred Stock; provided, further, that following October 24, 2027, the only Series C Preferred Stock vote or consent that shall be required under this Section 5.4(d)(v) for the Corporation to authorize, grant and issue such securities shall be the written consent or affirmative vote of the holders of a majority of the issued and outstanding shares of Series C Preferred Stock (the “Series C Preferred Majority”);

(vi) prior to October 24, 2027, authorize, grant or issue any new class or series of capital stock or any warrant, option, or other security or right convertible into or exercisable or exchangeable for capital stock of the Corporation, in each case, ranking pari passu to shares of the Series C Preferred Stock in terms of liquidation preference, or dividends, at a price per share less than the Adjusted Series C Issue Price (subject to appropriate adjustment in the event of any stock combination, stock split, stock dividend, recapitalization, reorganization or other similar transaction with respect to the Series C Preferred Stock);

(vii) liquidate, dissolve or wind-up the business and affairs of the Corporation or effect any Deemed Liquidation Event or any other Change of Control Transaction, in each case (x) on or prior October 24, 2027 in which holders of the Series C Preferred Stock receive proceeds less than 1.5x the Adjusted Series C Issue Price per share of Series C Preferred Stock, (y) after October 24, 2027 and on or prior to October 24, 2028 in which holders of the Series C Preferred Stock receive consideration less than 1.3x the Adjusted Series C Issue Price per share of Series C Preferred Stock, and (z) after October 24, 2028 and on or prior to October 24, 2029 in which holders of the Series C Preferred Stock receive consideration less than 1.2x the Adjusted Series C Issue Price per share of Series C Preferred Stock (in each case, subject to appropriate adjustment in the event of any stock combination, stock split, stock dividend, recapitalization, reorganization or other similar transaction with respect to the Series C Preferred Stock); provided, however, that the only Series C Preferred Stock vote or consent that shall be required for Subsections 5.4(d)(vii)(y) and 5.4(d)(vii)(z) shall be the written consent or affirmative vote of the Series C Preferred Majority; or

(viii) consummate an initial public offering that is not a Qualified IPO.

If, at any time, fewer than 1,035,902 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock) are outstanding, then this Section 5.4(d) shall immediately terminate and be of no further force or effect.

(e) Series B Preferred Protective Provisions. At any time when at least 995,750 shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, domestication, transfer, continuance, statutory conversion or otherwise, do any of the following without (in addition to any other vote required by law or this Fifth Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of the Series B Requisite Holders, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) amend, alter, waive or repeal any provision of this Fifth Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation in a manner that either (x) adversely affects the rights, preferences or privileges, or the duties, liabilities, or obligations of the Series B Preferred Stock, (y) increases the number of authorized shares of Super Voting Stock or (z) materially changes the terms of the Super Voting Stock;

(ii) purchase or redeem (or permit any subsidiary to purchase or redeem) any shares of capital stock of the Corporation other than:

(A)	redemptions on the Preferred Stock as expressly authorized herein;

(B)

redemptions or repurchases of capital stock from Service Providers (and with respect to such Service Providers, only in connection with the cessation of such employment or engagement): (1) at no more than the lower of (x) then current fair market value or (y) the original purchase price for any such shares of capital stock held by such Service Providers, (2) pursuant to the terms of any agreement with such Service Providers binding upon the Corporation prior to the Original Issue Date (including, but not limited to the Stockholders’ Agreement), or (3) as otherwise approved in writing by the Board, including the affirmative vote or written consent of the TPG Director (as defined in that certain Amended and Restated Voting Agreement entered into by the Corporation and certain holders of capital stock of the Corporation dated on or about the Original Issue Date, as the same may be amended, supplemented, or otherwise modified in accordance with its terms (the “Voting Agreement”);

(C)	repurchases of capital stock from current or former Service Providers pursuant to a repurchase plan approved by the Board; or

(D)	repurchases of capital stock pursuant to the ROFR Agreement;

provided, however, that in no event shall the redemptions or repurchases under clauses (C) and (D) above, individually or in the aggregate, exceed $10,000,000 in any single calendar year or $20,000,000 in any three calendar year period.

(iii) increase or decrease the number of authorized shares of Series B Preferred Stock;

(iv) enter into any transaction with any officer or director of the Corporation or any subsidiary thereof or any holder of more than 10% of the capital stock of the Corporation (calculated on a fully diluted basis), in each case outside the ordinary course of business and consistent with past practice, with a value in excess of $500,000 in any calendar year; or

(v) authorize, grant or issue any new class or series of capital stock or any warrant, option, or other security or right convertible into or exercisable or exchangeable for capital stock of the Corporation, in each case, ranking senior to shares of the Series B Preferred Stock in terms of liquidation preference, or dividends.

If, at any time, fewer than 995,750 shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) are outstanding, then this Section 5.4(e) shall immediately terminate and be of no further force or effect.

(f) Series A Preferred and Series A Sister Stock Protective Provisions. At any time when any shares of Series A Preferred Stock or Series A Sister Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, domestication, transfer, continuance, statutory conversion or otherwise, do any of the following without (in addition to any other vote required by law or this Fifth Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of the Series A Requisite Holders, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) amend, alter, waive or repeal any provision of this Fifth Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation in a manner that either (x) adversely affects the rights, preferences or privileges, or the duties, liabilities, or obligations, of the Series A Preferred Stock or the Series A Sister Stock, (y) increases the number of authorized shares of Super Voting Stock or (z) materially changes the terms of the Super Voting Stock;

(ii) purchase or redeem (or permit any subsidiary to purchase or redeem) any shares of capital stock of the Corporation other than:

(A)	redemptions on the Preferred Stock as expressly authorized herein;

(B)

redemptions or repurchases of capital stock from current or former Service Providers (1) at no more than the lower of (x) then current fair market value or (y) the original purchase price for any such shares of capital stock held by such Service Providers, (2) pursuant to the terms of any agreement with such Service Providers binding upon the Corporation prior to the Original Issue Date (including but not limited to the Stockholders’ Agreement), or (3) as otherwise approved in writing by the Board, including the affirmative vote or written consent of the TPG Director;

(C)	repurchases of capital stock from current or former Service Providers pursuant to a repurchase plan approved by the Board; or

(D)	repurchases of capital stock pursuant to the ROFR Agreement;

provided, however, that in no event shall the redemptions or repurchases under clauses (C) and (D) above, individually or in the aggregate, exceed $10,000,000 in any single calendar year or $20,000,000 in any three calendar year period.

(iii) increase or decrease the number of authorized shares of Series A Preferred Stock or Series A Sister Stock; or

(iv) issuances of shares of Series A Preferred Stock or Series A Sister Stock other than pursuant to that certain Stock Purchase Agreement dated March 16, 2021, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms (or as contemplated by Section 1.3 of the confidential disclosure schedule delivered thereunder by the Corporation to the certain purchasers party thereto).

(g) Preferred Stock Protective Provisions. At any time when any shares of Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, domestication, transfer, continuance, statutory conversion or otherwise, do any of the following without (in addition to any other vote required by law or this Fifth Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the issued and outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect: amend, alter, waive or repeal Section 5.2(e) or this Section 5.4(g) of this Fifth Amended and Restated Certificate of Incorporation; provided that no such amendment, alteration or waiver shall permit dividends (other than the Series C-1 Accruing Dividends paid solely on the Series C-1 Preferred Stock, the Series C Accruing Dividends paid solely on the Series C Preferred Stock, the Series B Accruing Dividends paid solely on the Series B Preferred Stock or the Series A Dividend paid solely on the Series A Preferred Stock, as applicable) to be paid other than on a pro rata basis to the holders of outstanding Common Stock and Preferred Stock on an as-converted basis, except in connection with a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, in which case the Available Proceeds shall be paid to the holders of capital stock of the Corporation in accordance with Section 5.3(a), Section 5.3(b), Section 5.3(c) and Section 5.3(d).

Section 5.5 Optional Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert.

(i) Conversion Ratio. Each share of Series A Preferred Stock and Series A Sister Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the applicable Original Issue Price for such share of such series of Preferred Stock by the applicable Conversion Price (as defined below) for such share of such series of Preferred Stock in effect at the time of conversion. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the Series B Stated Value for such share of Series B Preferred Stock plus all accrued but unpaid Series B Accruing Dividends since the most recent Accrual Date by (ii) the Conversion Price for such share of Series B Preferred Stock in effect at the time of conversion. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the Series C Stated Value for such share of Series C Preferred Stock plus all accrued but unpaid Series C Accruing Dividends since the most recent Accrual Date by (ii) the Conversion Price for such share of Series C Preferred Stock in effect at the time of conversion. Each share of Series C-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the Series C-1 Stated Value for such share of Series C-1 Preferred Stock plus all accrued but unpaid Series C-1 Accruing Dividends since the most recent Accrual Date by (ii) the Conversion Price for such share of Series C-1 Preferred Stock in effect at the time of conversion. The “Conversion Price” applicable to (A) the Series A Preferred Stock shall initially be equal to $73.27, (B) the Series A-1 Preferred Stock shall initially be equal to $11.69, (C) the Series A-2 Preferred Stock shall initially be equal to $14.03, (D) the Series A-3 Preferred Stock shall initially be equal to $17.54, (E) the Series B Preferred Stock shall initially be equal to $103.17, (F) the Series C Preferred Stock shall initially be equal to $114.47, and (G) the Series C-1 Preferred Stock shall initially be equal to $114.47. Such initial Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(ii) Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock; provided, that such termination of Conversion Rights shall not affect the amount(s) otherwise paid or payable in accordance with Section 5.3(a), Section 5.3(b), and Section 5.3(c) and to holders of Preferred Stock pursuant to such liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event.

(b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the number of shares of Common Stock to be issued upon conversion of the Preferred Stock shall be rounded to the nearest whole share.

(c) Mechanics of Conversion.

(i) Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Preferred Stock and, if applicable, any event on which such conversion is contingent and (b), if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock and (ii) pay all declared but unpaid dividends on the shares of Preferred Stock converted other than Series C-1 Accruing Dividends, Series C Accruing Dividends and Series B Accruing Dividends.

(ii) Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Fifth Amended and Restated Certificate of Incorporation; provided, for the avoidance of doubt and notwithstanding anything to the contrary herein, that the consent of the Series C-1 Requisite Holders, the Series C Requisite Holders, the Series B Requisite Holders, or the Series A Requisite Holders shall not be required to take any such action. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be reasonably necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

(iii) Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon other than Series C-1 Accruing Dividends, Series C Accruing Dividends and Series B Accruing Dividends. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

(iv) No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

(v) Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 5.5. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(d) Adjustments to Conversion Price for Diluting Issues.

(i) Special Definitions. For purposes of this Article V, the following definitions shall apply:

(A) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 5.5(d)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

i.

for the avoidance of doubt, any issuance of Common Stock, Options or Convertible Securities made prior to the Original Issue Date or otherwise pursuant to the transactions expressly contemplated by the Series C-1 Stock Purchase Agreement in compliance with the terms thereof;

ii.	as to any series of Preferred Stock, shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on such series of Preferred Stock;

iii.

shares of Common Stock, Options or Convertible Securities issued by reason of a stock combination, stock split, stock dividend, recapitalization, reorganization or other similar transaction with respect to shares of Common Equity that is covered by Section 5.5(e), Section 5.5(f), Section 5.5(g) or Section 5.5(h);

iv.

shares of Common Stock or Options issued to employees, officers, directors or consultants of, or other persons who perform services for, the Corporation or any of its subsidiaries pursuant to an equity incentive plan approved by the Board (and any agreements or arrangements pursuant to any such plan), including, without limitation, the Corporation’s 2018 Equity Incentive Plan, as amended, supplemented or otherwise modified in accordance with its terms;

v.

shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion, exercise or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

vi.	shares of Common Stock, Options or Convertible Securities issued as an “equity kicker” pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board;

vii.

shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board;

viii.

shares of Common Stock, Options or Convertible Securities issued as acquisition consideration pursuant to the acquisition of another corporation or other entity by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board; or

ix.	shares of Common Stock, Options or Convertible Securities issued in connection with strategic partnerships approved by the Board.

(B) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(C) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(ii) No Adjustment of Conversion Price.

(A) No adjustment in the Conversion Price of the Series C-1 Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Series C-1 Requisite Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(B) No adjustment in the Conversion Price of the Series C Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Series C Requisite Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(C) No adjustment in the Conversion Price of the Series B Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Series B Requisite Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(D) No adjustment in the applicable Conversion Price of the Series A Preferred Stock and Series A Sister Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Series A Requisite Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(iii) Deemed Issue of Additional Shares of Common Stock.

(A) If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(B) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Section 5.5(d)(iv), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (B) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(C) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Section 5.5(d)(iv) (either because the consideration per share (determined pursuant to Section 5.5(d)(v)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or

Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 5.5(d)(iii)(A)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(D) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Section 5.5(d)(iv), the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(E) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Section 5.5(d)(iii) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (B) and (C) of this Section 5.5(d)(iii)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Section 5.5(d)(iii) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time or from time to time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5.5(d)(iii)), without consideration or for a consideration per share less than the applicable Conversion Price in effect immediately prior to such issuance or deemed issuance, then such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

1. “CP2” shall mean the applicable Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock;

2. “CP1” shall mean the applicable Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock;

3. “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

4. “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

5. “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(v) Determination of Consideration. For purposes of this Section 5.5(d), the consideration received by the Corporation for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property. Such consideration shall:

i.	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

ii.	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

iii.

in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses i and ii above, as determined in good faith by the Board.

(B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5.5(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing:

i.

The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

ii.

the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(vi) Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price pursuant to the terms of Section 5.5(d)(iv), and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the final such issuance, the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of outstanding Common Equity, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Equity outstanding. If the Corporation shall at any time or from time to time after the Original Issue Date combine outstanding shares of Common Equity, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Equity outstanding. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Equity entitled to receive, a dividend or other distribution payable on Common Equity in additional shares of Common Equity, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(i) the numerator of which shall be the total number of shares of Common Equity issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(ii) the denominator of which shall be the total number of shares of Common Equity issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Equity issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

(g) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 5.2 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

(h) Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 5.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Section 5.5(d), Section 5.5(f) or Section 5.5(g)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one (1) share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of the Corporation) shall be made in the application of the provisions in this Section 5.5 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 5.5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock.

(i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5.5, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Preferred Stock.

(j) Notice of Record Date. In the event:

(i) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security;

(ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (A) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

Section 5.6 Mandatory Conversion.

(a) Series C-1 Trigger Events. Upon either: (1) the consummation of the sale of shares of Common Stock in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), resulting in gross proceeds to the Corporation of no less than $100,000,000, and, to the extent such sale is consummated on or prior to October 24, 2029, at a price per share not less than (A) $132.11 if such sale is consummated during the twenty-four (24) months period following October 24, 2024 (the “Initial C-1 Period”) unless waived by the Series C-1 Requisite Holders, (B) $121.94 if such sale is consummated during the twelve (12) months period following the Initial C-1 Period (the “Subsequent C-1 Period”) unless waived by the Series C-1 Requisite Holders, or (C) $101.62 if such sale is consummated during the two (2) year period following the Subsequent C-1 Period unless waived by the Series C-1 Requisite Holders (in each case, subject to appropriate adjustment in the event of any stock combination, stock split, stock dividend, recapitalization, reorganization or other similar transaction with respect to the Common Stock); (2) the consummation of a transaction or series of related transactions pursuant to which (A) the Corporation acquires, is acquired by, is merged into, or otherwise combines with, a special purpose acquisition company listed on a national securities exchange, or a subsidiary thereof, (B) the shares of capital stock of the Corporation outstanding immediately prior to such transaction or series of related transactions are converted into or exchanged for shares of capital stock that represent, immediately following such transaction or series of related transactions, at least a majority, by voting power, of the capital stock of a special purpose acquisition company newly-formed solely for the purpose of effecting any of the foregoing transactions with one or more businesses (a “SPAC”), which for the avoidance of doubt, is deemed to be a “blank check” company under applicable U.S. securities laws (a “SPAC Transaction”), (C) only to the extent such SPAC Transaction is consummated on or prior to October 24, 2029, the terms of the SPAC Transaction ascribe a pre-transaction equity value of the Common Stock equal to at least (x) $132.11 per share if such SPAC Transaction is consummated during the Initial C-1 Period unless waived by the Series C-1 Requisite Holders, (y) $121.94 per share if such SPAC Transaction is consummated during the Subsequent C-1 Period unless waived by the Series C-1 Requisite Holders, or (z) $101.62 per share if such SPAC Transaction is consummated during the two (2) year period following the Subsequent C-1 Period unless waived by the Series C-1 Requisite Holders, (in each case, subject to appropriate adjustment in the event of any stock combination, stock split, stock dividend, recapitalization, reorganization or other similar transaction with respect to the Common Stock), and (D) the SPAC Transaction results in proceeds to the Corporation, the SPAC or its successor entity in such transaction (through an equity financing transaction, including a “PIPE”

transaction, consummated in connection with the closing of the SPAC Transaction or from the cash held by the SPAC, after taking into account any redemptions from the SPAC’s trust account) of at least $100,000,000; (3) the initial listing of Common Stock on a national securities exchange by means of an effective registration statement under the Securities Act that registers existing Common Stock (including the shares of Common Stock issuable upon conversion of the Series C-1 Preferred Stock) for resale (other than in connection with a SPAC Transaction), and, to the extent such listing occurs on or prior to October 24, 2029, that the Board believes in good faith will result in a trading price for the Common Stock equal to or greater than (A) $132.11 per share if such initial listing occurs during the C-1 Initial Period unless waived by the Series C-1 Requisite Holders, (B) $121.94 per share if such initial listing occurs during the Subsequent C-1 Period unless waived by the Series C-1 Requisite Holders, or (C) $101.62 per share if such initial listing occurs during the two (2) year period following the Subsequent C-1 Period unless waived by the Series C-1 Requisite Holders (in each case, subject to appropriate adjustment in the event of any stock combination, stock split, stock dividend, recapitalization, reorganization or other similar transaction with respect to the Common Stock) (each of the events in Sections 5.6(a)(1), 5.6(a)(2), and 5.6(a)(3) is a “Qualified C-1 IPO”); or (4) the date and time, or the occurrence of an event, specified by vote or written consent of the Series C-1 Requisite Holders (the time of such closing or listing, as applicable, in the case of clauses (1), (2) and (3), or the date and time specified or the time of the event specified in such vote or written consent, in the case of clause (4) is referred to herein as the “Series C-1 Mandatory Conversion Time”), then (x) all outstanding shares of Series C-1 Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate as calculated pursuant to Section 5.5(a)(i) and (y) such shares may not be reissued by the Corporation. For purposes of clarity, any initial public offering, a SPAC Transaction, or a direct listing that does not constitute a Qualified C-1 IPO pursuant to this Section 5.6(a) may be deemed as such by the Series C-1 Requisite Holders in accordance with the above provisions, in which case such transaction shall be considered a “Qualified C-1 IPO” for all purposes hereof.

(b) Series C-1 Procedural Requirements. All holders of record of shares of Series C-1 Preferred Stock shall be sent written notice of the Series C-1 Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series C-1 Preferred Stock pursuant to this Section 5.6. Such notice need not be sent in advance of the occurrence of the Series C-1 Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series C-1 Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series C-1 Preferred Stock converted pursuant to this Section 5.6, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Series C-1 Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 5.6(b). As soon as practicable after the Series C-1 Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series C-1 Preferred Stock, the Corporation shall (i) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and (ii) pay any declared but unpaid dividends on the shares of Series C-1 Preferred Stock converted other than Series C-1 Accruing Dividends on shares of Series C-1 Preferred Stock that have been added to the Series C-1 Stated Value in respect of such shares. Such converted Series C-1 Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series C-1 Preferred Stock accordingly.

(c) Series C Trigger Events. Upon either: (1) the consummation of the sale of shares of Common Stock in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, resulting in gross proceeds to the Corporation of no less than $100,000,000, and, to the extent such sale is consummated on or prior to October 24, 2029, at a price per share not less than (A) $132.11 if such sale is consummated during the twenty-four (24) months period following October 24, 2024 (the “Initial Period”) unless waived by the Series C Requisite Holders, (B) $121.94 if such sale is consummated during the twelve (12) months period following the Initial Period (the “Subsequent Period”) unless waived by the Series C Preferred Majority, or (C) $101.62 if such sale is consummated during the two (2) year period following the Subsequent Period unless waived by the Series C Preferred Majority (in each case, subject to appropriate adjustment in the event of any stock combination, stock split, stock dividend, recapitalization, reorganization or other similar transaction with respect to the Common Stock); (2) the consummation of a SPAC Transaction pursuant to which (A) only to the extent such SPAC transaction is consummated on or prior to October 24, 2029, the terms of the SPAC Transaction ascribe a pre-transaction equity value of the Common Stock equal to at least (x) $132.11 per share if such SPAC Transaction is consummated during the Initial Period unless waived by the Series C Requisite Holders, (y) $121.94 per share if such SPAC Transaction is consummated during the Subsequent Period unless waived by the Series C Preferred Majority, or (z) $101.62 per share if such SPAC Transaction is consummated during the two (2) year period following the Subsequent Period unless waived by the Series C Preferred Majority (in each case, subject to appropriate adjustment in the event of any stock combination, stock split, stock dividend, recapitalization, reorganization or other similar transaction with respect to the Common Stock), and (B) the SPAC Transaction results in proceeds to the Corporation, the SPAC or its successor entity in such transaction (through an equity financing transaction, including a “PIPE” transaction, consummated in connection with the closing of the SPAC Transaction or from the cash held by the SPAC, after taking into account any redemptions from the SPAC’s trust account) of at least $100,000,000; (3) the initial listing of Common Stock on a national securities exchange by means of an effective registration statement under the Securities Act that registers existing Common Stock (including the shares of Common Stock issuable upon conversion of the Series C Preferred Stock) for resale (other than in connection with a SPAC Transaction), and, to the extent such listing occurs on or prior to October 24, 2029, that the Board believes in good faith will result in a trading price for the Common Stock equal to or greater than (A) $132.11 per share if such initial listing occurs during the Initial Period unless waived by the Series C Requisite Holders, (B) $121.94 per share if such initial listing occurs during the Subsequent Period unless waived by the Series C

Preferred Majority, or (C) $101.62 per share if such initial listing occurs during the two (2) year period following the Subsequent Period unless waived by the Series C Preferred Majority (in each case, subject to appropriate adjustment in the event of any stock combination, stock split, stock dividend, recapitalization, reorganization or other similar transaction with respect to the Common Stock) (each of the events in Sections 5.6(c)(1), 5.6(c)(2), and 5.6(c)(3) is a “Qualified IPO”); or (4) the date and time, or the occurrence of an event, specified by vote or written consent of the Series C Requisite Holders (the time of such closing or listing, as applicable, in the case of clauses (1), (2) and (3), or the date and time specified or the time of the event specified in such vote or written consent, in the case of clause (4) is referred to herein as the “Series C Mandatory Conversion Time”), then (x) all outstanding shares of Series C Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate as calculated pursuant to Section 5.5(a)(i) and (y) such shares may not be reissued by the Corporation. For purposes of clarity, any initial public offering, a SPAC Transaction, or a direct listing that does not constitute a Qualified IPO pursuant to this Section 5.6(c) may be deemed as such by the Series C Requisite Holders or Series C Preferred Majority, as applicable in accordance with the above provisions, in which case such transaction shall be considered a “Qualified IPO” for all purposes hereof.

(d) Series C Procedural Requirements. All holders of record of shares of Series C Preferred Stock shall be sent written notice of the Series C Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series C Preferred Stock pursuant to this Section 5.6. Such notice need not be sent in advance of the occurrence of the Series C Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series C Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series C Preferred Stock converted pursuant to this Section 5.6, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Series C Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 5.6(d). As soon as practicable after the Series C Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series C Preferred Stock, the Corporation shall (i) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and (ii) pay any declared but unpaid dividends on the shares of Series C Preferred Stock converted other than Series C Accruing Dividends on shares of Series C Preferred Stock that have been added to the Series C Stated Value in respect of such shares. Such converted Series C Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series C Preferred Stock accordingly.

(e) Series B Trigger Events. Upon either: (1) the consummation of the sale of shares of Common Stock in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, resulting in gross proceeds to the Corporation of no less than $100,000,000 at a price per share not less than $103.17 (subject to appropriate adjustment in the event of any stock combination, stock split, stock dividend, recapitalization, reorganization or other similar transaction with respect to the Common Stock); (2) the consummation of a SPAC Transaction pursuant to which (A) the terms of the SPAC Transaction ascribe a pre-transaction equity value of the Common Stock of at least $103.17 per share (subject to appropriate adjustment in the event of any stock combination, stock split, stock dividend, recapitalization, reorganization or other similar transaction with respect to the Common Stock), and (B) the SPAC Transaction results in proceeds to the Corporation, the SPAC or its successor entity in such transaction (through an equity financing transaction, including a “PIPE” transaction, consummated in connection with the closing of the SPAC Transaction or from the cash held by the SPAC, after taking into account any redemptions from the SPAC’s trust account) of at least $100,000,000; (3) the initial listing of Common Stock on a national securities exchange by means of an effective registration statement under the Securities Act that registers existing Common Stock (including the shares of Common Stock issuable upon conversion of the Series B Preferred Stock) for resale (other than in connection with a SPAC Transaction) that the Board believes in good faith will result in a trading price for the Common Stock equal to or greater than $103.17 per share (subject to appropriate adjustment in the event of any stock combination, stock split, stock dividend, recapitalization, reorganization or other similar transaction with respect to the Common Stock); or (4) the date and time, or the occurrence of an event, specified by vote or written consent of the Series B Requisite Holders (the time of such closing or listing, as applicable, in the case of clauses (1), (2) and (3), or the date and time specified or the time of the event specified in such vote or written consent, in the case of clause (4) is referred to herein as the “Series B Mandatory Conversion Time”), then (x) all outstanding shares of Series B Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate as calculated pursuant to Section 5.5(a)(i) and (y) such shares may not be reissued by the Corporation.

(f) Series B Procedural Requirements. All holders of record of shares of Series B Preferred Stock shall be sent written notice of the Series B Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series B Preferred Stock pursuant to this Section 5.6. Such notice need not be sent in advance of the occurrence of the Series B Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series B Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series B Preferred Stock converted pursuant to this Section 5.6, including the rights, if any, to receive notices and vote (other than as a holder of

Common Stock), will terminate at the Series B Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 5.6(e). As soon as practicable after the Series B Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series B Preferred Stock, the Corporation shall (i) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and (ii) pay any declared but unpaid dividends on the shares of Series B Preferred Stock converted other than Series B Accruing Dividends on shares of Series B Preferred Stock that have been added to the Series B Stated Value in respect of such shares. Such converted Series B Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series B Preferred Stock accordingly.

(g) Series A Trigger Events. Upon either: (1) the consummation of the sale of shares of Common Stock in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, resulting in gross proceeds to the Corporation of no less than $100,000,000 at a price per share not less than $73.27 (subject to appropriate adjustment in the event of any stock combination, stock split, stock dividend, recapitalization, reorganization or other similar transaction with respect to the Common Stock); (2) the consummation of a SPAC Transaction pursuant to which (A) the terms of the SPAC Transaction ascribe a pre-transaction equity value of the Common Stock of at least $73.27 per share (subject to appropriate adjustment in the event of any stock combination, stock split, stock dividend, recapitalization, reorganization or other similar transaction with respect to the Common Stock), and (B) the SPAC Transaction results in proceeds to the Corporation, the SPAC or its successor entity in such transaction (through an equity financing transaction, including a “PIPE” transaction, consummated in connection with the closing of the SPAC Transaction or from the cash held by the SPAC, after taking into account any redemptions from the SPAC’s trust account) of at least $100,000,000; (3) the initial listing of Common Stock on a national securities exchange by means of an effective registration statement under the Securities Act that registers existing Common Stock (including the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and Series A Sister Stock) for resale (other than in connection with a SPAC Transaction) that the Board believes in good faith will result in a trading price for the Common Stock equal to or greater than $73.27 per share (subject to appropriate adjustment in the event of any stock combination, stock split, stock dividend, recapitalization, reorganization or other similar transaction with respect to the Common Stock); or (4) the date and time, or the occurrence of an event, specified by vote or written consent of the Series A Requisite Holders (the time of such closing or listing, as applicable, in the case of clauses (1), (2) and (3), or the date and time specified or the time of the event specified in such vote or written consent, in the case of clause (4) is referred to herein as the “Series A Mandatory Conversion Time”), then (x) all outstanding shares of Series A Preferred Stock and Series A Sister Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate as calculated pursuant to Section 5.5(a)(i) and (y) such shares may not be reissued by the Corporation.

(h) Series A Procedural Requirements. All holders of record of shares of Series A Preferred Stock and Series A Sister Stock shall be sent written notice of the Series A Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series A Preferred Stock and Series A Sister Stock pursuant to this Section 5.6. Such notice need not be sent in advance of the occurrence of the Series A Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series A Preferred Stock and Series A Sister Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A Preferred Stock and Series A Sister Stock converted pursuant to this Section 5.6, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Series A Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 5.6(h). As soon as practicable after the Series A Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock and Series A Sister Stock, the Corporation shall (i) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and (ii) pay any declared but unpaid dividends on the shares of Series A Preferred Stock and Series A Sister Stock converted. Such converted Series A Preferred Stock and Series A Sister Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock and Series A Sister Stock accordingly.

Section 5.7 Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed, converted or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption, conversion or acquisition.

Section 5.8 Waiver.

(a) Except as otherwise set forth herein, any of the rights, powers, preferences and other terms of the Series C-1 Preferred Stock set forth herein may be waived on behalf of all holders of the Series C-1 Preferred Stock by the affirmative written consent or vote of the Series C-1 Requisite Holders.

(b) Except as otherwise set forth herein, any of the rights, powers, preferences and other terms of the Series C Preferred Stock set forth herein may be waived on behalf of all holders of the Series C Preferred Stock by the affirmative written consent or vote of the Series C Requisite Holders.

(c) Except as otherwise set forth herein, any of the rights, powers, preferences and other terms of the Series B Preferred Stock set forth herein may be waived on behalf of all holders of the Series B Preferred Stock by the affirmative written consent or vote of the Series B Requisite Holders.

(d) Except as otherwise set forth herein, any of the rights, powers, preferences and other terms of the Series A Preferred Stock and Series A Sister Stock set forth herein may be waived on behalf of all holders of the Series A Preferred Stock and Series A Sister Stock by the affirmative written consent or vote of the Series A Requisite Holders.

Section 5.9 Notices. Any notice required or permitted by the provisions of this Article V to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

ARTICLE VI – BOARD OF DIRECTORS

Section 6.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board.

Section 6.2 Number of Directors; Election. The number of directors that constitutes the entire Board shall be fixed solely by the stockholders or, if the Super Voting Common Stock ceases to be outstanding, solely by resolution of the Board. Each director of the Corporation shall hold office until the expiration of the term for which he or she is elected and until his or her successor has been duly elected and qualified or until his or her earlier resignation, death or removal.

ARTICLE VII – MISCELLANEOUS

Section 7.1 Written Ballot. Elections of directors need not be by written ballot unless the Bylaws of the Corporation (the “Bylaws”) shall so provide.

Section 7.2 Amendment of Bylaws. Subject to any additional vote required by this Fifth Amended and Restated Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to adopt, amend or repeal the Bylaws.

Section 7.3 No Cumulative Voting. No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE VIII – INDEMNIFICATION

To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of any fiduciary duties as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Fifth Amended and Restated Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any cause of action, suit or proceeding accruing or arising or that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX – ADVANCEMENT OF EXPENSES

Subject to any provisions in the Bylaws of the Corporation related to indemnification of directors or officers of the Corporation, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any director, officer, employee, or agent of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

A right to indemnification or to advancement of expenses arising under a provision of this Fifth Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation shall not be eliminated or impaired by an amendment to this Fifth Amended and Restated Certificate of Incorporation or the Bylaws after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

ARTICLE X – INVALIDITY

If any provision of this Fifth Amended and Restated Certificate of Incorporation becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Fifth Amended and Restated Certificate of Incorporation, and the court will replace such illegal, void or unenforceable provision of this Fifth Amended and Restated Certificate of Incorporation with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Fifth Amended and Restated Certificate of Incorporation shall be enforceable in accordance with its terms.

ARTICLE XI – STOCKHOLDER MEETINGS;

CORPORATE BOOKS

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.

* * *

IN WITNESS WHEREOF, this Fifth Amended and Restated Certificate of Incorporation has been signed on behalf of the Corporation by its duly authorized officer effective this 26th day of September, 2025.

BETA TECHNOLOGIES, INC.

By:	/s/ Kyle B. Clark
Kyle B. Clark
Chief Executive Officer

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